Exhibit 5.1

August 28, 2014

Board of Directors
Quantum Fuel Systems Technologies Worldwide, Inc.
25242 Arctic Ocean Drive
Lake Forest, California 92630
Re: Registration Statement on Form S-3
Gentlemen:
I am the General Counsel of Quantum Fuel Systems Technologies Worldwide, Inc., a Delaware corporation (the “Company”), and, in that capacity, I have acted as counsel to the Company in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the “Commission”) on the date hereof of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended, (the Securities Act”) and the rules and regulations promulgated thereunder (the “Rules”), for the sale from time to time of one or more series of the following securities by the Company (collectively, the “Securities”):

(a)	shares of the Company’s common stock, par value $0.02 per share (the “Common Stock”);

(b)	shares of the Company’s preferred stock, par value $0.001 per share (the “Preferred Stock”), in one or more series;

(c)
debt securities of the Company, which may be either secured or unsecured senior debt securities or subordinated debt securities and either convertible or unconvertible (the “Debt Securities”), which may be issued in one or more series;

(d)	warrants to purchase shares of Common Stock or Preferred Stock (“Warrants”);

(e)	rights to purchase Common Stock, Preferred Stock, Debt Securities or Warrants (“Rights”); and

(f)
such indeterminate number of shares of Common Stock or Preferred Stock and amount of Debt Securities, Warrants and Rights as may be issued upon conversion, exchange or exercise of any Preferred Stock, Debt Securities, Warrants, or Rights, and including such shares of Common Stock or Preferred Stock as may be issued pursuant to anti-dilution adjustments (the “Indeterminate Securities”).

The Securities will be sold or delivered from time to time in amounts, at prices and on terms to be determined at the time of the offering as set forth in the Registration Statement, any amendments thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus (each, a “Prospectus Supplement”). The Debt Securities will be issued under one or more indentures (each, an “Indenture”), applicable forms of which will be filed by amendment or incorporated by reference in the Registration Statement in connection with the offering of any Debt Securities, as appropriate.
This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K.
I have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, and other instruments, certificates, orders, opinions, certificates provided by the Company’s officers and representatives, and other documents as I have deemed necessary or advisable for the purposes of rendering the opinion set forth herein, including (i) the corporate and organizational documents of the Company, including the Restated Certificate of Incorporation (the “Restated Certificate of Incorporation”), and the Amended and Restated Bylaws of the Company, as amended to date (ii) the resolutions (the “Resolutions”) of the Board of Directors of the Company (the “Board”) with respect to the offering and issuance of the Securities and certain related matters, (iii) a specimen certificate representing the Common Stock, and (iv) the Registration Statement and exhibits thereto, including the Prospectus.

For purposes of the opinions expressed below, I have assumed (1) the authenticity of all documents submitted to me as originals, (2) the conformity to the originals of all documents submitted as certified, photostatic or electronic copies and the authenticity of the originals thereof, (3) the legal capacity of natural persons, (4) the genuineness of signatures not witnessed by me, (5) the due authorization, execution and delivery of all documents by all parties, other than the Company, and the validity, binding effect and enforceability thereof and (6) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates I have reviewed.
In making my examination of documents executed or to be executed, I have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents, and the validity and binding effect thereof on such parties.
I have further assumed, at and prior to the time of the sale and delivery of any Securities pursuant to the Registration Statement, (i) the Board will have duly established the rights, powers, privileges and preferences and other terms, if any, of any class or series, as applicable, of the Securities and that such rights, powers, privileges and preferences and other terms, if any, as established will not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company or any of its subsidiaries and will comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any of its subsidiaries; (ii) Securities that constitute Common Stock, Preferred Stock or Securities in respect of underlying Common Stock or Preferred Stock, as applicable, will be authorized for issuance under the Restated Certificate of Incorporation of the Company that have not otherwise been issued or reserved for issuance; (iii) the Registration Statement, as finally amended (including all necessary post-effective amendments thereto), will have become effective under the Securities Act and no stop order suspending its effectiveness will have been issued and remain in effect; (iv) an appropriate Prospectus Supplement with respect to the Securities will have been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules; and (v) if the Securities are being sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Securities will have been duly authorized, executed and delivered by the Company and the other parties thereto.
Based upon the foregoing, and subject to (a) the assumptions, qualifications and limitations set forth herein and (b) completion of all corporate action required to be taken by the Company to dully authorize each proposed issuance of Securities (including the due reservation of any shares of Common Stock or Preferred Stock for issuance upon conversion or exchange of any other Securities), I am of the opinion that:

1.
With respect to any Common Stock (including any Indeterminate Securities) to be offered pursuant to the Registration Statement (the “Offered Common Stock”), when (1) the Offered Common Stock has been duly authorized by the Board; (2) the Offered Common Stock has been duly issued and delivered to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement and any Prospectus Supplement relating thereto; (3) in the case of any Offered Common Stock to be issued under any Warrants or Rights, due exercise of and payment of the exercise price specified in such Warrants or Rights, if any, has occurred in accordance with the terms of the applicable instruments; and, (4) in the case of any Offered Common Stock to be issued upon the exchange or conversion of Debt Securities or Preferred Stock that are exchangeable for or convertible into Common Stock, due exercise of such exchange or conversion rights in accordance with the terms of the applicable instruments has occurred, the Offered Common Stock, when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid and non-assessable.

2.
With respect to any Preferred Stock (including any Indeterminate Securities) to be offered pursuant to the Registration Statement (the “Offered Preferred Stock”), when (1) the Offered Preferred Stock has been duly authorized by the Board; (2) appropriate certificate of designation with respect to such Preferred Stock have been filed and deemed effective; (3) the Offered Preferred Stock has been duly issued and delivered to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement and any Prospectus Supplement relating thereto; (4) in the case of any Offered Preferred Stock to be issued under any Warrants or Rights, due exercise of and payment of the exercise price specified in such Warrants or Rights, if any, has occurred in accordance with the terms of the applicable instruments; and, (5) in the case of any Offered Preferred Stock to be issued upon the exchange or conversion of Debt Securities that are exchangeable for or convertible into Preferred Stock, due exercise of such exchange or conversion rights in accordance with the terms of the applicable instruments has occurred, the Offered Preferred Stock, when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued and will be fully paid and non-assessable.

3.
With respect to any Debt Securities (including any Indeterminate Securities) to be offered pursuant to the Registration Statement (the “Offered Debt Securities”), when (1) the Offered Debt Securities have been duly authorized by the Board; (2) the Indenture relating to such Offered Debt Securities has been qualified under the Trust Indenture Act of 1939, as amended, and such Indenture has been duly authorized, executed and delivered by the Company and the trustee named in such Indenture; (3) the Offered Debt Securities have been duly executed and countersigned in accordance with the applicable Indenture and duly issued and delivered to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement and any Prospectus Supplement relating thereto, the Offered Debt Securities, when issued and sold in accordance with the applicable Indenture and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (c) public policy considerations which may limit the rights of parties to obtain remedies.

4.
With respect to any Warrants (including any Indeterminate Securities) to be offered pursuant to the Registration Statement (the “Offered Warrants”), when (1) the execution and delivery of a Warrant agreement, if any, related to the Offered Warrants (each, a “Warrant Agreement”) has been duly authorized by the Board; (2) the Warrant Agreement, if any, has been duly executed and delivered on behalf of the Company and the Warrant agent named therein, if any; and (3) the Warrants have been duly executed, issued and delivered against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement and any Prospectus Supplement relating thereto, the Warrants, when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (c) public policy considerations which may limit the rights of parties to obtain remedies.

5.
With respect to any Rights (including any Indeterminate Securities) to be offered pursuant to the Registration Statement (the “Offered Rights”), when (1) the Offered Rights and the Securities into which the Offered Rights are exercisable have been duly authorized by the Board, (2) a rights agreement, if any, relating to the Offered Rights has been duly authorized, executed and delivered by the Company and the other parties thereto; (3) the terms of the Offered Rights and of their issuance and sale have been duly established in conformity with the applicable rights agreement, if any; and (4) the Offered Rights have been duly executed, delivered and countersigned in accordance with the provisions of the applicable rights agreement, if any, and issued and sold in the applicable form to be filed as an exhibit to the Registration Statement or any amendment thereto and in the manner contemplated in the Registration Statement and any Prospectus Supplement relating thereto, the Offered Rights, when issued and sold in accordance with the applicable rights agreement, if any, and the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (c) public policy considerations which may limit the rights of parties to obtain remedies.
My opinion is limited to the federal laws of the United States and the General Corporation Law of the State of Delaware.
My opinion is as of the date hereof and I have no responsibility to update this opinion for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to my attention and I disavow any undertaking to advise you of any changes in law.
I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the caption “Legal Matters” in the aforesaid Prospectus and Registration Statement.  In giving this consent, I do not hereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules or regulations of the Commission promulgated thereunder.

Sincerely,

/s/ Kenneth R. Lombardo
Kenneth R. Lombardo
General Counsel, Vice President-Legal and Corporate Secretary